Exhibit 99.1

        Press Release 2012-6

Chandalar Ready For Production in 2013

Spokane, WA – November 5, 2012 - Goldrich Mining Company (OTCBB - GRMC) (“Goldrich”) is pleased to report Goldrich NyacAU Placer, LLC (“GNP”), a 50/50 joint-venture company owned by Goldrich and NyacAU, LLC. (“NyacAU”) and operated by NyacAU, has successfully completed the work necessary to begin production at Goldrich’s Alaskan Chandalar Property at the start of the 2013 field season. The production goal for 2013 is 8,500 ounces of fine gold and approximately 10,000 ounces per season thereafter. Total production could substantially increase if a second gold recovery plant is installed in the future. Goldrich forecasts that cash production costs for 2013 will be less than $700 per ounce of gold.

Bill Schara, CEO of Goldrich commented that “The project is on schedule and we are only eight months away from the beginning of the 2013 production season. Reaching cash flow was one of our major strategic milestones to achieve for growing the company. We are very pleased with the progress made by GNP.”

Work completed in the 2012 work season included stockpiling topsoil for future mining reclamation, stripping of overburden, building a closed recirculating water pond system to minimize water usage and protect the environment, and constructing an alluvial gold recovery plant. In addition to gold recovery, the plant has been designed to produce and stockpile sand and washed gravel for upgrading and construction of roads, airstrip and other assets on site.

For 2013, gold production is expected to take place approximately from mid-June through mid-September, subject to weather. The existing winter trail route will be prepared for use in February and March 2013 to bring in additional heavy equipment and supplies. Continued stripping of overburden and stockpiling of placer pay gravels is planned to begin in May 2013. All costs up to commercial production, which Goldrich forecasts to be approximately $5 million, are required to be funded by NyacAU and will be paid back from cash flow from gold production.

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For additional information regarding Goldrich Mining Company or this news release, contact Mr. William Schara by e-mail at wschara@goldrichmining.com or by telephone at (509) 768-4468.  See Goldrich’s website at www.goldrichmining.com.

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Goldrich Mining Company is engaged in the business of the discovery and mining of gold deposits.  This endeavor carries certain risks that are commensurate with the potential rewards of such efforts.  These risks cannot be quantified and should not be taken lightly.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements concern our anticipated results and developments in the Company’s operations in future periods, planned exploration of its properties, plans related to its business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might”, “should” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

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risks related to our property being in the exploration stage;

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risks related our mineral operations being subject to government regulation;

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risks related to our ability to obtain additional capital to develop our resources, if any;

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risks related to mineral exploration activities;

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risks related to the fluctuation of prices for precious and base metals, such as gold, silver and copper;

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risks related to the competitive industry of mineral exploration;

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risks related to our title and rights in our mineral property;

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risks related the possible dilution of our common stock from additional financing activities; and

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risks related to our shares of common stock.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are discussed in the Company’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by law.

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